UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 22, 2008

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-51321	98-0430762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1250, 521-3rd Avenue SW Calgary, Alberta, Canada	T2P 3T3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 262-4471

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As set forth in the table below, between June 2005 and June 1, 2006, Triangle Petroleum Corporation (the “Company”) completed private placements with certain investors in which the Company issued convertible securities along with common stock purchase warrants.

Transaction Date	Secured Convertible Debentures Sold	Annual Interest Rate	Conversion Price	Warrants (one share per warrant)

June 14, 2005	$1,000,000	8%	$1.00	1,000,000
July 14, 2005	$5,000,000	8%	$1.00	5,000,000
December 8, 2005	$5,000,000	5%	$5.00 or 90% of the average of the lowest three intraday trading prices during the ten trading days immediately preceding conversion	None
December 28, 2005	$5,000,000	7.5%	$4.00	625,000
January 18, 2006	$5,000,000	5%	$5.00 or 90% of the average of the lowest three intraday trading prices during the ten trading days immediately preceding conversion	None
January 18, 2006	$5,000,000	7.5%	$4.00	625,000
June 1, 2006	$5,000,000	5%	$5.00 or 90% of the average of the lowest three intraday trading prices during the ten trading days immediately preceding conversion	None

On January 21, 2008, the Company’s independent registered public accounting firm, Manning Elliott LLP, Chartered Accountants (“Manning Elliott”) notified the Company’s Chief Financial Officer that it believed there were errors in the Company’s financial statements resulting from the conversion feature of some of the convertible debentures sold. On January 22, 2008, management of the Company, in conjunction with a valuation expert, conducted an analysis of the Company’s various financial instruments and agreements involving the convertible debentures accompanied by warrants, with a particular focus on the accounting treatment of derivative financial instruments under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), the Emerging Issues Task Force Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (“EITF 00-19”), and FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP No. EITF 00-19-2”), (collectively, the “Derivative Accounting Pronouncements”).

On January 22, 2008, the Company’s Chief Financial Officer further discussed the matter with Manning Elliott and both parties agreed that these facts caused them to believe that the Company’s accounting for the private placements was incorrect and the Company determined that the effect of such misstatements was material. As a result, the Company decided to restate its previously filed financial statements in the annual reports for the years ended January 31, 2006 and 2007 filed on Form 10-KSB, together with the quarterly reports on Form 10-QSB for the quarters ended April 30, 2006, July 31, 2006, October 31, 2006, April 30, 2007, July 31, 2007 and October 31, 2007 (collectively, the “Reports”). The restatements are required to properly reflect the Company’s financial results for certain non-cash and non-operational related charges or credits to earnings associated with both embedded and freestanding derivative liabilities. As a result, such financial statements included within the Reports noted above should no longer be relied upon.

Historically, the Company recorded the fair value of the warrants and intrinsic value of the beneficial conversion features of these convertible debentures as a credit to equity with a corresponding discount to the notes payable. The Company engaged a valuation expert who reviewed the Company’s compliance with the SEC’s interpretation of EITF 00-19 as it relates to these convertible securities, detachable warrants and registration rights. The Company has determined that due to the indeterminate number of shares which might be issued under the embedded convertible debt host conversion feature of the December 8, 2005 convertible debenture, the Company should have recorded a derivative liability equal to the fair value of both the detachable warrants and the embedded convertible feature for certain debentures and then marked to market these derivative liabilities at the end of each quarter and fiscal period. The estimated unrecorded liability is undetermined at this time.

The Company intends to diligently work with its professional advisors to file restated Reports that will be included in amended Form 10-KSB and Form 10-QSB filings, which are expected to be filed by February 28, 2008.

On January 24, 2008, the Company provided Manning Elliott with a copy of the disclosures it is making in response to Item 4.02 on this Form 8-K, and has requested that Manning Elliott furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements as promptly as possible. Such letter is filed herewith as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
16.1	Letter from Manning Elliott LLP, Chartered Accountants, dated as of January 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIANGLE PETROLEUM CORPORATION

Dated: January 25, 2008	By:	/s/ MARK GUSTAFSON
Name: Mark Gustafson
Title: Chief Executive Officer